EXHIBIT 1- ARTICLES SUPPLEMENTARY

                             ARTICLES SUPPLEMENTARY
                                       TO
          ARTICLES OF AMENDMENT AND RESTATEMENT OF CHARTER, AS AMENDED
                                       OF
                         THE NOAH INVESTMENT GROUP, INC.

     THE NOAH INVESTMENT GROUP, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of Section 2-208.1 of Maryland General Corporation Law that:

     FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

     SECOND: The Corporation has authority to issue Five Hundred Million (500,000,000) shares of common stock of the Corporation, having a par value of $0.001 per share and having an aggregate par value of Five Hundred Thousand Dollars ($500,000). The Board of Directors of the Corporation (the "Board") allocated One Hundred Million (100,000,000) shares of common stock (par value $0.001) to its existing class, the "NOAH FUND LARGE-CAP GROWTH PORTFOLIO Class A" series.

     THIRD: At a regular meeting of the Board held on April 11, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND LARGE-CAP GROWTH PORTFOLIO Class A" series.

     FOURTH: At a regular meeting of the Board held on April 11, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND SELECT EQUITY PORTFOLIO Class A" series.

     FIFTH: At a regular meeting of the Board held on April 11, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND SELECT EQUITY AND INCOME PORTFOLIO Class A" series.

     SIXTH: At a regular meeting of the Board held on April 11, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND FIXED INCOME PORTFOLIO Class A" series.

     SEVENTH: At a regular meeting of the Board held on April 11, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND GLOBAL PREVIOUS RESOURCES PORTFOLIO Class A" series.

     EIGHTH: Following the aforesaid classification and allocation, the total number of shares of stock which the Corporation is authorized to issue is Five Hundred Million (500,000,000) shares of common stock of the Corporation with a par value of $0.001 per share and an aggregate par value of Five Hundred Thousand Dollars ($500,000), and the allocation of shares to each of the six classes (each a "series") is as follows:

                                                           Number of Shares of
                                                         Common Stock (par value
                 Series Designation                         $0.001 per share)
                 ------------------                             Allocated
                 ------------------                             ---------

NOAH FUND LARGE-CAP GROWTH PORTFOLIO Class A                   100,000,000
NOAH FUND SELECT EQUITY PORTFOLIO Class A                       50,000,000
NOAH FUND SELECT EQUITY AND INCOME PORTFOLIO Class A            50,000,000
NOAH FUND FIXED INCOME PORTFOLIO Class A                        50,000,000
NOAH FUND GLOBAL PREVIOUS RESOURCES PORTFOLIO Class A           50,000,000

     NINTH: The shares of common stock allocated and classified as described above shall have all the rights and privileges as set forth in the Corporation's Articles of Amendment and Restatement of Charter, as amended, including such priority in the assets and liabilities of such series as may be provided in such Articles.

IN WITNESS WHEREOF, The Noah Investment Group, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on __________ ___, 2001.

Attest:                                 The Noah Investment Group, Inc.


By ________________________             By ________________________
Name:                                   Name: William L. Van Alen, Jr.
Title: Assistant Secretary              Title: President

     THE UNDERSIGNED, President of The Noah Investment Group, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary to the Articles of Amendment and Restatement of Charter, as amended, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to the Articles of Amendment and Restatement of Charter, as amended, to be the corporate act of the Corporation and further hereby certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                        -----------------------------
                                        Name: William L. Van Alen, Jr.
                                        Title: President